UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Vital Farms, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MESSAGE FROM THE EXECUTIVE CHAIRPERSON OF THE BOARD OF DIRECTORS

Dear Fellow Stockholders,

Our annual meeting of stockholders is an important marker every year for Vital Farms. It’s a moment to reflect on how we’re delivering on the commitments we’ve made to stakeholders and backing up our mission to bring ethical food to the table.

Vital Farms had a remarkable year in 2023. For over 16 years, we have methodically built this business with a long-term view by working with all of our stakeholders toward sustainable, positive outcomes. That approach is paying off through the scale we’ve achieved in our business, the deep relationships that we have across our stakeholder community and a strong foundation that we continue to invest in.

Vital Farms’ President and Chief Executive Officer, Russell Diez-Canseco, continues to champion this long-term approach to running the business while raising the standards. He has kept our company anchored in its purpose – to improve the lives of people, animals and the planet through food. Last year, Russell and Vital Farms’ leadership team laid out a vision to grow the company to $1 billion in net revenue by 2027. I have complete confidence in Russell and the team’s ability to lead Vital Farms to that important milestone and beyond.

As we look ahead to our 2024 Annual Meeting of Stockholders, I want to highlight two achievements that reinforce the Board’s confidence in our continued growth and commitment to purpose:

•	Financial Performance: Last year at our Analyst Day, we detailed our strategy to deliver $1 billion in net revenue by 2027. In over three years as a public company, we’ve achieved – and in many cases beaten – every major financial target we’ve set. We believe that we’re well positioned to continue this track record in the coming years. Our 2023 performance shows us that we have the right foundation to continue driving profitable growth through a disciplined approach to capital resource allocation, operational excellence and adherence to our stakeholder model.

•	Sustained Impact: For the third year in a row, we’ve published an update on our impact work. We are focused on building a resilient food system, fostering a people-first culture, driving engaged and accountable oversight and achieving our impact goals. In 2023, we achieved our goal of zero-waste-to-landfill at our Egg Central Station egg washing and packing facility, continued scaling regenerative practices across our farms, maintained a gender-balanced Board of Directors and expanded our crew development program. I encourage everyone to read the full Impact Update, which you can find at https://vitalfarms.com/impact/.

As the founder, you’d think I would be pleased with the way our combined crew continues to build the company and the results we’ve achieved to date... and you’d be right. But I also view Vital Farms as a startup, even today. We have so much more to do, and we have the resources and determination to do it.

We look forward to continuing to work with you all in our ongoing purpose, to improve the lives of people, animals and the planet through food.

Sincerely, Matthew O’Hayer Founder and Executive Chairperson April 29, 2024

MESSAGE FROM THE PRESIDENT

AND CHIEF EXECUTIVE OFFICER

Dear Fellow Stockholders,

We’re pleased to share our annual proxy statement and extend an invitation to the 2024 Annual Meeting of Stockholders of Vital Farms, Inc.

Our 2024 Annual Meeting of Stockholders (“Annual Meeting”) will be held on Wednesday, June 12, 2024, at 9:00 a.m., Central time. To provide an easily accessible experience for our stockholders, we will continue to utilize a virtual format for our 2024 Annual Meeting, which will be conducted solely online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

You will be able to attend the Annual Meeting, submit questions in advance of the meeting and vote your shares during the meeting by visiting www.proxydocs.com/VITL. To participate in the Annual Meeting, you will need to register to attend the meeting by 5:00 p.m., Central time, on June 11, 2024, using the control number located on the Notice of Internet Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2024 Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our 2023 Annual Report on Form 10-K. The notice contains instructions on how to access those documents over the internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2023 Annual Report on Form 10-K and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or,

if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

As we look ahead to our Annual Meeting, I want to once again thank all of our stakeholders for their contributions to our shared, continued success. Our crew members, farmers and suppliers, stockholders, customers and consumers, the animals that produce our eggs and butter, the communities where we operate and the environment all played important roles in delivering a landmark year for Vital Farms. I also want to thank our Board of Directors for their continued guidance, and our Founder and Executive Chairperson, Matt O’Hayer, for his friendship and counsel.

Vital Farms makes decisions in the long-term interests of all of our stakeholders. Our commitment to that approach, and the consistency with which we take the long view, have laid the foundation for this important growth chapter. We’re now positioned to make investments that accelerate our growth and keep us on track to deliver on our most important stakeholder commitments, including growing to $1 billion in net revenue by 2027, serving more farmers and customers through our next egg washing and packing facility, executing our digital transformation and developing our talented crew members.

We believe that momentum is building at Vital Farms. Every one of our stakeholders contributed to our continued work to improve the lives of people, animals and the planet through food. And, by design, all of our stakeholders benefit from the remarkable results we deliver together.

2023 Highlights:

•

Financial Results: We’re on track to meet the ambitious multi-year goals that we laid out at our 2023 Analyst Day, including our goal to grow to $1 billion of net revenue, 35% gross margin and 12-14% Adjusted EBITDA Margin by 2027. Net revenue increased 30.3% last year to $471.9 million, gross profit was $162.3 million, or 34.4% of net revenue, net income was $25.6 million and Adjusted EBITDA was

$48.3 million, or 10.2% of net revenue.[1] This marks the first full fiscal year since our initial public offering with double-digit Adjusted EBITDA Margin, which we believe demonstrates the benefits of our growing scale.

•	Distribution Gains: Our distribution gains during 2023 were considerable. We added close to 2,000 new stores compared to the end of 2022, meaning that our products were available in approximately 24,000 retail locations across the United States at the end of 2023. Our expanded distribution, increased stock keeping units (SKUs) at existing stores and growth in higher price point SKUs enabled us to grow sales and unit volume while much of the rest of the category was either flat or down. As of the 24-week period ended December 31, 2023, Vital Farms has the #1 branded egg SKU in the food channel based on dollar sales.

•	Strong, Growing Brand: We continued to build trusted relationships with our consumers in 2023. We increased brand awareness, purchase frequency, buy rate and share of wallet. We focused on the long-term growth of the brand, as we always have, and drove over 6 billion impressions through a multi-disciplinary approach to earned, paid and owned awareness. We ended the year at 23% awareness and we’re now in approximately 11.7 million households. Importantly, our already loyal consumers spent even more with our brand last year than the year prior. This metric stands out in the context of the overall category. We’re thrilled, but not surprised, that we continue to simultaneously deepen loyalty and increase awareness.

•	Resilient Supply Chain: Our resilient supply chain, with over 300 family farms and our world-class washing and packing facility at Egg Central Station,

with our incredibly talented and dedicated crew, is a big reason we’re able to continually meet growing customer demand and progress toward our growth targets. Our supply chain model and our ability to execute have enabled us to successfully navigate potential disruptions like avian influenza without significantly impacting our commitments to customers and consumers.

•	Crew Investment: We continue building new programs to develop our talented crew. Last year, we launched a new crew learning platform that 95% of our crew have participated in, and we launched a six-month training program for all non-executive people leaders. We also conducted a pay equity analysis with an independent third-party auditor to help us to ensure fair pay. Through that audit, we identified that we have no material pay discrepancies.

•	Impact: We recently published our latest Impact Update, which recognizes the progress we’ve made building a resilient food system, fostering a people-first culture, driving engaged and accountable oversight and achieving the impact goals defined in our 2023 Impact Report. As a certified B Corp and Delaware public benefit corporation, we continue holding ourselves accountable to the tangible, short- and medium-term impact goals that we established last year. Our Impact Update can be found at https://vitalfarms.com/impact/.

On behalf of Vital Farms crew members, thank you for your continued support. I look forward to your attendance at our Annual Meeting.

Sincerely, Russell Diez-Canseco President and Chief Executive Officer April 29, 2024

[1]

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures and are reconciled to their closest comparable GAAP measures in Annex A. Non-GAAP financial measures are not an alternative for Vital Farms’ reported results prepared in accordance with GAAP.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS	VITAL FARMS, INC. 3601 South Congress Ave. Suite C100 Austin, Texas 78704

Date:

Wednesday, June 12, 2024

Time:

9:00 a.m., Central time

Place:

The Annual Meeting can be accessed by visiting www.proxydocs.com/VITL. You must register to attend the meeting online at www.proxydocs.com/VITL by no later than 5:00 p.m., Central time, on June 11, 2024, using your control number included in the Notice of Internet Availability of Proxy Materials you received in the mail. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions in advance and to vote.

Record Date:

The record date for the Annual Meeting is April 19, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Items of Business:

The Annual Meeting will be held for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

(1)	To elect the two nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term.

(2)	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024.

(3)	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you expect to attend the virtual Annual Meeting, please vote by telephone or through the internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, if you register to attend the Annual Meeting, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

Sincerely,

Joanne Bal

Corporate Secretary

Austin, Texas

April 29, 2024

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking” statements, as that term is defined under federal securities laws in the United States, including but not limited to statements regarding our growth potential and plans, our long-term financial targets, our impact goals and our expectations regarding our future operating and business environment. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations or financial condition, business strategies, goals, initiatives, commitments and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include but are not limited to those risks described in our filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in our latest annual report on Form 10-K and our quarterly reports on Form 10-Q and in our other filings and reports that we may file from time to time with the SEC, which can be found at https://investors.vitalfarms.com/. References to our website throughout this proxy statement are provided for convenience only, and the content on our website does not constitute a part of this proxy statement.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual performance and results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s assumptions, expectations and beliefs only as of the date of this proxy statement. We disclaim any obligation to update forward-looking statements except as required by law.

PAGE

1	QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
8	PROPOSAL 1—ELECTION OF DIRECTORS

9	General

10	Vote Required

10	Our Recommendation

10	Information About Our Continuing Directors

14	Director Skills and Qualifications

14	Board Diversity

15	INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

16	Board Independence

16	Leadership Structure and Risk Oversight

17	Board Size and Composition

18	Board Meetings and Attendance

18	Board Committees

24	Audit Committee Report

24	Code of Business Conduct and Ethics

24	Corporate Governance Guidelines

24	Certified B Corporation

25	Delaware Public Benefit Corporation

25	Stockholder Communications with Our Board

25	Hedging, Pledging Shares and other Transactions Involving Company Stock

27	OUR COMMITMENT TO IMPACT

34	PROPOSAL 2—RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

35	Vote Required

35	Independent Registered Public Accounting Firm Fees

35	Pre-Approval Policies and Procedures

36	Our Recommendation

37	EXECUTIVE OFFICERS

40	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

41	Executive Officer Compensation

46	Director Compensation

48	Stock Ownership Guidelines

48	Incentive Compensation Recoupment Policy

49	EQUITY COMPENSATION PLAN INFORMATION

51	TRANSACTIONS WITH RELATED PERSONS

52	Certain Related-Party Transactions

52	Policies and Procedures Regarding Transactions with Related Persons

53	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

56	HOUSEHOLDING OF PROXY MATERIALS / OTHER MATTERS

A-1	ANNEX A – NON-GAAP TO GAAP RECONCILIATION

2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

UNSALTED BUTTER
90% GRASS-FED
4 STICKS
EST. 2007
Vital FARMS
PASTURE-RAISED
FAMILY FARMS
MADE WITH FRESH AIR & SUNSHINE

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

VITAL FARMS, INC.

3601 South Congress Ave.

Suite C100

Austin, Texas 78704

PROXY STATEMENT

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), Vital Farms, Inc. (“we” or the “Company”) has elected to provide access to our Proxy Materials (as defined below) over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) because the Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, including at any adjournments or postponements thereof, to be held on Wednesday, June 12, 2024 at 9:00 a.m., Central time. The Annual Meeting can be accessed by visiting www.proxydocs.com/VITL. You will need to register to attend or participate in the Annual Meeting by 5:00 p.m., Central time, on June 11, 2024, using the control number provided on the Notice of Internet Availability or your proxy card, if applicable.

The Notice of 2024 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement, the proxy card or voting instruction form and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report” and collectively, the “Proxy Materials”) are available to stockholders on the internet.

The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 29, 2024 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the internet on the same date.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability. We may elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after May 9, 2024.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 19, 2024 (the “Record Date”).

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the meeting. To participate in the Annual Meeting, you will need to visit www.proxydocs.com/VITL and register by 5:00 p.m., Central time, on June 11, 2024, using the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. If your shares are held by a broker, use the control number provided by your broker found on your notice or voting instruction form.

2	2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We recommend that you log in a few minutes before the Annual Meeting to ensure that you are logged in when the meeting starts. Information on how to vote online during the Annual Meeting is discussed below.

What if I cannot find my control number?

Please note that if you do not have your control number and you are a stockholder of record, please contact us at investors@vitalfarms.com and we will be able to provide your control number to you. If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.

What do I do if I have technical difficulties in connection with the Annual Meeting?

Please note that in order to attend the Annual Meeting, you must register at www.proxydocs.com/VITL by 5:00 p.m., Central time, on June 11, 2024. Upon registration, you will receive an email with additional information regarding how to access the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m., Central time. We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to access the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the meeting. If you encounter any difficulties accessing the meeting during check-in or during the meeting, please call the technical support number that will be provided in your emailed instructions after your successful registration at www.proxydocs.com/VITL.

How do I ask a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a question-and-answer session during which we intend to answer questions submitted prior to the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of the Record Date who have registered in advance to attend the Annual Meeting may submit questions or comments that may be addressed during the Annual Meeting. If you would like to submit a question, you may do so when you register to attend the Annual Meeting at www.proxydocs.com/VITL using the control number provided in the Notice of Internet Availability and typing your question in the appropriate box in the registration form. We do not intend to post questions received during the Annual Meeting on our website.

In accordance with the rules of conduct, we ask that you limit your question to one brief question that is relevant to the Annual Meeting or our business and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Will a list of record stockholders as of the record date be available?

A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any stockholder for any purpose germane to the meeting for the 10 days ending the day prior to the Annual Meeting at our offices. Please email investors@vitalfarms.com to arrange for in-person examination.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online during the Annual Meeting. On the Record Date, there were a total of 42,135,786 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

2024 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Check with your brokerage firm, bank, dealer or other similar organization, and further follow the instructions you receive during the registration process prior to the Annual Meeting.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of two Class I directors to hold office until the 2027 Annual Meeting of Stockholders; and

•	Proposal 2: Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. To vote through the internet, go to www.proxypush.com/VITL to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your internet vote must be received prior to the start of the Annual Meeting to be counted.

•

By Telephone. Call 1-866-291-7284 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your control number from the Notice of Internet Availability. Your telephone vote must be received prior to the start of the Annual Meeting to be counted.

•

By Proxy Card. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

Online During the Annual Meeting. Access the Annual Meeting by visiting www.proxydocs.com/VITL and providing your control number from your Notice of Internet Availability. You must register to attend the Annual Meeting by 5:00 p.m., Central time on June 11, 2024 and follow the instructions you receive after your successful registration to access the Annual Meeting and to vote your shares during the meeting.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote online during the Annual Meeting, you may be required to obtain a valid proxy card from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy card, and access the Annual Meeting by following the instructions you receive after your successful registration at www.proxydocs.com/VITL using the control number provided by your bank, broker or other nominee.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

4	2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: FOR the election of the two Class I director nominees; and

•	Proposal 2: FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the two nominees for director and “For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the selection of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

2024 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Can I revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by submitting another properly completed proxy with a later date;

•	by transmitting a subsequent vote over the internet or by telephone prior to the start of the Annual Meeting;

•	by registering to attend and attending the Annual Meeting and voting online; or

•	by sending a timely written notice to our Corporate Secretary in writing at 3601 South Congress Ave., Suite C100, Austin, Texas 78704 that you are revoking your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Nominee

If your shares are held in street name, you must contact your broker, bank or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote at the meeting are present at the Annual Meeting or represented by proxy. On the Record Date, there were 42,135,786 shares outstanding and entitled to vote. Thus, the holders of 21,067,894 shares must be present or represented by proxy at the Annual Meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine,” and we therefore expect broker non-votes to exist in connection with this proposal.

6	2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

PROPOSAL NUMBER	PROPOSAL DESCRIPTION	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES	MATTER

1.	Election of directors	Nominees receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect	Non-routine

2.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm	“For” votes from the holders of a majority of the voting power of the shares present in person, by remote communication or represented by authorized proxy and entitled to vote on the matter.	Against	Not applicable(1)	Routine

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee that holds your shares, your broker, bank or other nominee has discretionary authority to vote your shares on this proposal.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals and director nominations due for the 2025 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2025 annual meeting of stockholders (the “2025 Annual Meeting”), we must receive them on or before December 31, 2024. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2025 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2025 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704, Attn: Corporate Secretary. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 12, 2025 and March 14, 2025; provided, however, that in the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2025 Annual Meeting. Your written notice must contain specific information required in Article III, Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Anthony Bucalo, our Vice President of Investor Relations, at (877) 455-3063 or email investors@vitalfarms.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

2024 Proxy Statement	7

EST. 2007
Vital
FARMS
12 LARGE EGGS
TENDED BY HAND ON

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board is currently composed of eight directors. There are two directors whose term of office expires in 2024. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the two individuals listed in the table below for election as directors at the Annual Meeting. If the nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2027 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s resignation or removal. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected.

The brief biographies below include information, as of the date of this proxy statement, regarding the nominees’ principal occupation, business experience and education, along with the particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board. There are no family relationships among any of our executive officers or directors. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

NOMINEES	AGE(1)	TERM EXPIRES	POSITION(S) HELD	DIRECTOR SINCE

Kofi Amoo-Gottfried	44	2024	Director	2021

Karl Khoury	54	2024	Director	2015

(1)	As of April 19, 2024

Age: 44 Director since: 2021	KOFI AMOO-GOTTFRIED

Kofi Amoo-Gottfried has served a member of our Board since January 2021. Mr. Amoo-Gottfried has served as Chief Marketing Officer of DoorDash, Inc. since December 2021. Mr. Amoo-Gottfried previously served as Vice President of Marketing for DoorDash from May 2019 to December 2021. Prior to joining DoorDash, Mr. Amoo-Gottfried held various roles at Facebook, Inc. from November 2015 to February 2019, including Vice President of Brand & Consumer Marketing from August 2018 to January 2019. Before joining Facebook, Mr. Amoo-Gottfried served in various roles at advertising agencies, including FCB NY, Leo Burnett and Publicis Groupe, and was also Global Communications Director for Bacardi Rums. Mr. Amoo-Gottfried has also served on the board of directors of Stitch Fix, Inc. since December 2022. Mr. Amoo-Gottfried received his B.A. in economics and international studies from Macalester College. We believe that Mr. Amoo-Gottfried is qualified to serve on our Board because of his extensive business and branding experience, including in consumer and foodservice industries.

Favorite farm memory: My favorite farm memory goes all the way back to my childhood in Ghana - visiting the cocoa farms with my dad and getting to watch as the produce got prepared for market.

2024 Proxy Statement	9

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 54 Director since: 2015

KARL KHOURY

Karl Khoury has served as a member of our Board since January 2015. Mr. Khoury co-founded and has served as a partner at Arborview Capital, a venture capital firm focused on resource efficiency and sustainability, since the firm’s inception in March 2008. Prior to co-founding Arborview Capital, he served as a partner with Columbia Capital, a sector-focused venture capital firm with over $2 billion under management. In addition to Vital Farms, Mr. Khoury is a member of the board of directors of multiple Arborview Capital portfolio companies, including Alpen High Performance Products, Kite Hill, Rachio and Soupergirl. Mr. Khoury is on the board of directors of Impact Capital Managers, a network of impact-focused private capital fund managers in the U.S. and Canada. Mr. Khoury is on the Board of Trustees of the MD/DC chapter of the Nature Conservancy, and he is on the Board of Trustees of Levine Music. Mr. Khoury received his B.S. in Finance from Lehigh University. We believe that Mr. Khoury is qualified to serve on our Board because of his extensive finance and investment experience.

Favorite farm memory:
Our family visits to local apple orchards and pumpkin patches with our three daughters. They are now in high school and college, so our visits have become less frequent the past few years.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NAMED DIRECTOR NOMINEES.

Information About Our Continuing Directors

Set forth below are the names, ages and length of service of the members of our Board whose terms continue beyond the Annual Meeting.

CONTINUING DIRECTORS	AGE(1)	TERM EXPIRES	POSITION(S) HELD	DIRECTOR SINCE

Matthew O’Hayer	68	2026	Founder, Executive Chairperson and Director	2009

Russell Diez-Canseco	52	2026	President, Chief Executive Officer and Director	2019

Kelly J. Kennedy	55	2026	Director	2019

Glenda Flanagan	70	2025	Director	2020

Denny Marie Post	66	2025	Director	2019

Gisel Ruiz	53	2025	Director	2020

(1)	As of April 19, 2024

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PROPOSAL 1: ELECTION OF DIRECTORS

The principal occupation, business experience and education of each continuing director are set forth below.

Age: 68 Director since: 2009

MATTHEW O’HAYER

Founder and Executive Chairperson

Matthew O’Hayer is our founder and has served as a member of our Board since inception and as our Executive Chairperson since April 2019. From September 2007 to April 2019, Mr. O’Hayer served as our Chief Executive Officer. Mr. O’Hayer is also the founder and has served as the president of the Organic Egg Farmers of America, an industry association that hosts agricultural conventions on topics related to organic egg production. We believe that Mr. O’Hayer is qualified to serve on our Board because of his leadership in conceptualizing and developing our brand and business, his deep expertise in the food business, his extensive knowledge of our industry and his 40 years of experience building businesses.

Favorite farm memory:

I loved collecting eggs on my very first Vital Farm here in Austin. Hens make a beautiful cooing sound when they’re happy. With a flock of a few hundred that can sound like a choir. Sometimes I would get a customer call on my cell phone while with my girls, and they would ask, “what is that racket?” It made me happy to give them the answer.

Age: 52 Director since: 2019

RUSSELL DIEZ-CANSECO

President and Chief Executive Officer

Russell Diez-Canseco has served as our President and Chief Executive Officer since May 2019 and as a member of our Board since December 2019. Prior to this, Mr. Diez-Canseco served as our President and Chief Operating Officer from November 2015 to April 2019, as our Chief Operating Officer from October 2014 to October 2015 and as our Vice President of Operations from January 2014 to September 2014. Prior to joining us, Mr. Diez-Canseco spent several years with McKinsey & Company, a worldwide management consulting firm, H-E-B, a supermarket chain, and the Central Intelligence Agency. Mr. Diez-Canseco received his M.B.A. from Harvard Business School and earned his A.B. in Economics from the University of California at Berkeley. We believe Mr. Diez-Canseco’s strategic vision for our Company and his extensive business experience, including in the food industry, make him qualified to serve on our Board.

Favorite farm memory: The first time I visited a Vital Farms farm and was able to experience the rush of birds out into the pasture first thing in the morning.

2024 Proxy Statement	11

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 55 Director since: 2019

KELLY J. KENNEDY

Kelly J. Kennedy has served as a member of our Board since December 2019. Since November 2023, Ms. Kennedy has served as the Chief Financial Officer of Willow Innovations, Inc., which launched the world’s first wearable breast pump. Previously, Ms. Kennedy served as the Chief Financial Officer of The Honest Company from January 2021 to September 2023, and as the Chief Financial Officer of The Bartell Drug Company, a family-owned pharmacy chain from September 2018 until its sale to Rite Aid in December 2020. Since December 2023, Ms. Kennedy has served on the board of directors of GoodRx Holdings, Inc., where she is a member of the Audit Committee. Ms. Kennedy has also served on the boards of directors of FirstFruits Farms LLC since December 2019, of RAD Power Bikes since July 2021 and of Skinny Mixes, LLC since July 2023. fuMs. Kennedy served on the board of directors of Sur La Table, Inc. from September 2018 to November 2020. Ms. Kennedy received her M.B.A. from Harvard Business School and her B.A. in Economics from Middlebury College. We believe that Ms. Kennedy is qualified to serve on our Board because of her comprehensive financial expertise and experience with retail and consumer brands, including those in the food space.

Favorite farm memory: This may not be “favorite,” but my most memorable was learning what an electric fence was on my first visit to my family’s farm in Michigan. Ouch!

Age: 70 Director since: 2020	GLENDA FLANAGAN

Glenda Flanagan has served as a member of our Board since July 2020. In March 2022, Ms. Flanagan became the Executive Vice President and Chief Financial Officer and a member of the board of directors of Healthy America, LLC. Ms. Flanagan served as the Executive Vice President and Chief Financial Officer of Whole Foods Market, Inc. from 1988 through May 2017. From May 2017 through February 2022, she served as the Executive Vice President and Senior Advisor at Whole Foods. Additionally, Ms. Flanagan currently serves on the boards of directors of Whole Foods Market Foundation, as well as the public company Credit Acceptance Corporation. Ms. Flanagan holds a B.B.A. in accounting from the University of Texas at Austin. We believe Ms. Flanagan is qualified to serve as a member of our Board due to her extensive experience with a leading consumer and health-related brand, and her expertise and background with regard to accounting and financial matters.

Favorite farm memory:

When I was a young girl in Austin, my grandparents had a farm just outside of town and we would go to visit them almost every Sunday. They frequently saved the eggs for us to collect – we loved carrying the baskets down to the chicken yard and then feeling the warmth of the freshly laid eggs. Now my sister lives on a farm, and I love watching my grandkids get to do the same – they love it.

12	2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 53 Director since: 2020

GISEL RUIZ

Gisel Ruiz has served as a member of our Board since May 2020. Ms. Ruiz has also served on the boards of directors of Cracker Barrel Old Country Store, Inc. since September 2020, of Univision Communications Inc. since November 2020, of Ulta Beauty, Inc. since March 2022, and of Executive Network Partnering Corporation from September 2020 to October 2022. Prior to that, Ms. Ruiz served as Executive Vice President and Chief Operating Officer of Sam’s West, Inc., a national chain of membership-only retail warehouse clubs, from February 2017 to June 2019. Ms. Ruiz has also held multiple leadership positions at Walmart, Inc., both in the U.S. and international business segments from 1992 through February 2017, including executive roles from 2010 to February 2017. Ms. Ruiz served on the board of directors of Walmart de Mexico S.A.B. de CV, a multinational retail chain from October 2016 to May 2019. Ms. Ruiz received her B.S. in Marketing and is a graduate of the Retail Management Institute program at Santa Clara University. She is currently on the Santa Clara University board of advisors serving the Retail Management Institute. We believe that Ms. Ruiz is qualified to serve on our Board because of her diverse business, management and leadership experience in the consumer and food industries.

Favorite farm memory:
My mom and dad met while working the fields of the San Joaquin Valley. I remember my dad driving my sister and me out to the fields with him, and we’d jump out of his truck to pick fresh tomatoes or cantaloupes to bring home for my mom. We would bring back enough to share with our favorite neighbors across the street.

Age: 66 Director since: 2019	DENNY MARIE POST

Denny Marie Post has served as a member of our Board since December 2019. Ms. Post has served on the board of directors of Travel & Leisure Co. since May 2018, Bluestone Lane Holdings since October 2020 and Libbey, Inc. since November 2020. Ms. Post previously served as Co-President of Nextbite, a virtual restaurant and online order management business. Prior to that, Ms. Post served on the board of directors of Red Robin Gourmet Burgers, Inc., a casual dining restaurant chain, from August 2016 to April 2019 and served in a variety of senior management roles from August 2011 to April 2019, including President, Chief Executive Officer, Chief Concept Officer and Chief Marketing Officer. Ms. Post has previously held management positions at T-Mobile US, Inc., Starbucks Corporation, Burger King Worldwide Inc., and KFC USA as well as priszm brandz (a joint venture of YUM! Brands, Inc.). Ms. Post received her certificate in Finance from Wharton School of Business at the University of Pennsylvania and her B.A. in Journalism and Social Sciences from Trinity University. We believe that Ms. Post is qualified to serve on our Board because of her diverse business, management and leadership experience in the consumer, food and hospitality industries.

Favorite farm memory: A field trip to a working dairy farm as a kid, with my very proper mom along to help supervise in a dress and heels (not the best outfit for the occasion!).

2024 Proxy Statement	13

PROPOSAL 1: ELECTION OF DIRECTORS

Director Skills and Qualifications

In addition to the information provided in our directors’ biographies and elsewhere in this proxy statement, the following matrix summarizes certain skills and experience of our current directors, taking into account a number of qualifications we believe are important for service on our Board. This matrix is based on self-reported data collected from our directors. The matrix is intended to provide a summary of our directors’ self-reported qualifications and should not be considered to be a complete list of each director’s strengths and contributions to our Board.

Board Diversity

In assessing candidates for director nomination, our Board and Nominating and Corporate Governance Committee consider, among other things, candidates’ diversity (including diversity of gender identity, ethnic background and country of origin), age, skills and other factors deemed appropriate to maintain a balance of knowledge, experience, tenure and capability on our Board. Our previous year’s disclosure can be found in our definitive proxy statement filed with the SEC on April 24, 2023.

In accordance with applicable listing requirements of The Nasdaq Stock Market (“Nasdaq”), the following table presents our Board diversity statistics. Each of the categories listed in the table below has the meaning ascribed to it in Nasdaq Rule 5605(f).

BOARD DIVERSITY MATRIX (AS OF APRIL 29, 2024)

Total Number of Directors	8

	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER

Part 1: Gender Identity

Directors	4	4	0	0

Part 2: Demographic Background

African American or Black	0	1	0	0

Hispanic or Latinx	1	1	0	0

White	3	3	0	0

Two or More Races or Ethnicities	0	1	0	0

LGBTQ+	0

Did Not Disclose Demographic Background	0

14	2024 Proxy Statement

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Corporate Governance Highlights

•	Board Executive Chairperson and Chief Executive Officer positions are separate

•	6 of 8 directors are independent, including each member of the Board’s standing committees

•	6 of 8 directors (including the chairperson of each standing committee) are women and/or members of underrepresented minority groups

•	Lead independent director

•	Regular committee meetings and executive sessions without members of management present

•	Annual Board and committee self-evaluations and review of committee charters

•	Overall attendance by our directors at Board and committee meetings of 97% in 2023

Board Independence

Under Nasdaq listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations with respect to independence are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Based on information provided by each director concerning his or her background, employment and affiliations, the Board has determined that none of our directors, other than Mr. Diez-Canseco and Mr. O’Hayer, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, our Board considered all facts and circumstances that our Board deemed relevant in determining their independence. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

Our Corporate Governance Guidelines specify that the Board will select our Chief Executive Officer and chairperson of the Board in the manner that the Board determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. The Board does not believe there should be a fixed rule regarding the positions of Chief Executive Officer and chairperson being held by different individuals, or whether the chairperson should be a Vital Farms employee or should be elected from among the non-employee directors. The needs of Vital Farms and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of our Company.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and makes recommendations to the Board. Most recently, the Nominating and Corporate Governance Committee has recommended, and the Board has determined, that the roles of Chief Executive Officer and chairperson of the Board should continue to be separate. The role of Executive Chairperson is currently held by Mr. O’Hayer, our founder, who has served in such capacity since April 2019. Our Corporate Governance Guidelines further specify that in the event that we do not have an independent chairperson of the Board, the independent directors may designate a lead independent director. Our lead independent director is Ms. Post, who has served in such capacity since August 2020. The lead independent director’s duties include: (i) presiding at all meetings of the Board at which the chairperson is not present, including executive sessions of the independent directors; (ii) acting as liaison between the independent directors and the Chief Executive Officer and chairperson; (iii) presiding over meetings of the independent directors; (iv) consulting with the chairperson in planning and setting schedules and agendas for Board meetings; and (v) performing such other functions as the Board may delegate.

16	2024 Proxy Statement

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.

Our Audit Committee has the responsibility to consider and discuss with the Company’s management and auditors, as appropriate, the Company’s guidelines and policies with respect to the management and assessment of risk in all areas of the Company’s business, including the Company’s major financial, accounting, operational, tax, legal, compliance and privacy risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers material risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems and the steps the Company has taken to monitor and control such exposures, as well as overseeing the performance of our internal audit function, as applicable.

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Compensation Committee also reviews and oversees risk management policies and practices relating to human capital management.

Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also reviews and oversees the Company’s Stock Ownership Guidelines (as applicable to our non-employee directors). Additionally, the Nominating and Corporate Governance Committee monitors the Company’s risk exposures related to environmental, social and governance matters and corporate social responsibility matters, including climate-related risks.

It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of our Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Size and Composition

The number of directors comprising our Board is fixed from time to time by resolution of the Board, pursuant to our amended and restated certificate of incorporation. Our Board currently consists of eight members.

Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Currently, Class I consists of two directors, Class II consists of three directors and Class III consists of three directors. Each class serves for a three-year term. Vacancies on our Board may be filled by the affirmative vote of a majority of directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. Our Nominating and Corporate Governance Committee is charged with oversight of the Company’s governance structure, including the size and composition of the Board, and engages in regular discussions regarding whether the current size of the Board remains appropriate.

We believe that the current size of the Board is appropriate for our Company. Furthermore, we believe that it is appropriate for our Company to continue to maintain a classified Board. The continuity, stability and institutional knowledge provided by having a significant portion of our Board carry over year-over-year is advantageous for us, particularly given our status

2024 Proxy Statement	17

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

as a Delaware public benefit corporation. As outlined in the section below titled “Information Regarding the Board and Corporate Governance – Delaware Public Benefit Corporation,” we elected in October 2017 to be designated as a public benefit corporation under Delaware law. This designation requires our Board to consider certain interests other than those of stockholders when managing the affairs of the company, including the interests of those materially affected by our Company’s conduct and the specified public benefits listed in our amended and restated certificate of incorporation. We have found that the longer terms provided by our current Board structure allow us to more effectively familiarize and immerse our directors in the diverse stakeholder interests they are required to take into account as directors of a public benefit corporation. We further believe that excessive year-over-year Board turnover could limit our directors’ ability to familiarize themselves with these stakeholder interests and could risk these interests being given less than proper consideration.

We have engaged, and continue to engage, in discussions with our investors and other stakeholders regarding various aspects of our corporate governance structure, including our classified Board. Based on these discussions, the Nominating and Corporate Governance Committee considers on an annual basis whether any changes to our governance structure, including our classified Board structure, are appropriate.

Board Meetings and Attendance

The Board oversees the business and affairs of our company and monitors the performance of our management. Our executive officers and management oversee our day-to-day operations.

Our Board held six meetings during the fiscal year ended December 31, 2023. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the standing committees of the Board on which he or she served during the fiscal year ended December 31, 2023 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). Total board and standing committee attendance during the fiscal year ended December 31, 2023 was 97%.

At least quarterly, the independent directors meet in executive sessions without management or any non-independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. In the fiscal year ended December 31, 2023, the Company’s independent non-employee directors met five times in regularly scheduled executive sessions.

It is our policy to encourage directors and nominees for director to attend the Annual Meeting, and all of our then-current directors attended our 2023 annual meeting of stockholders. We anticipate that a majority of the members of the Board will attend the Annual Meeting.

Board Committees

Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each standing committee is composed entirely of independent directors. The following table provides standing committee membership and meeting information for the fiscal year ended December 31, 2023:

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Kofi Amoo-Gottfried(1)			🌑

Glenda Flanagan†	🌑

Kelly J. Kennedy†	🌑*	🌑

Karl Khoury	🌑	🌑

Denny Marie Post(1)			🌑*

Gisel Ruiz		🌑*	🌑

Total meetings in Fiscal Year 2023	8	4	4
†	Audit Committee Financial Expert
*	Committee Chairperson
(1)	Mr. Amoo-Gottfried replaced Ms. Post as Chairperson of the Nominating and Corporate Governance Committee effective March 4, 2024.

18	2024 Proxy Statement

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Below is a description of each standing committee of the Board. Each of the standing committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the standing committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charter for each standing committee of the Board is available in the “Investor Relations–Governance” section of our website, www.vitalfarms.com.

AUDIT COMMITTEE
Current Members: ▶ Kelly J. Kennedy (Chair) ▶ Glenda Flanagan ▶ Karl Khoury

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•  helping our Board oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters, including our whistleblower report system and addressing any reports submitted;

•	reviewing related person transactions;

•	reviewing and assessing our risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, tax, privacy, cybersecurity and information technology risks;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

•	reviewing and resolving any material disagreements between our management and the independent registered public accounting firm; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Kelly J. Kennedy, Karl Khoury and Glenda Flanagan served as members of the Audit Committee during the fiscal year ended December 31, 2023, with Ms. Kennedy serving as Chairperson of the committee. Our Board has determined that each member of the Audit Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has further determined that each of Ms. Kennedy and Ms. Flanagan is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The Audit Committee met eight times during the fiscal year ended December 31, 2023.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

COMPENSATION COMMITTEE
Current Members: ▶ Gisel Ruiz (Chair) ▶ Kelly J. Kennedy ▶ Karl Khoury

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•  reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;

•  administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•

overseeing compliance with our Stock Ownership Guidelines (as applicable to our executive officers) and our Incentive Compensation Recoupment Policy; please see “—Executive Officer and Director Compensation — Stock Ownership Guidelines” and “—Executive Officer and Director Compensation — Incentive Compensation Recoupment Policy” below;

•	assisting our Board with oversight of policies and strategies relating to human capital management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Gisel Ruiz, Karl Khoury and Kelly J. Kennedy served as members of the Compensation Committee during the fiscal year ended December 31, 2023, with Ms. Ruiz serving as Chairperson of the committee. Our Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met four times during the fiscal year ended December 31, 2023.

Compensation Consultant and Peer Group Benchmarking

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. The Compensation Committee has assessed FW Cook’s independence and determined that FW Cook had no conflicts of interest in connection with its provisions of services to the Compensation Committee.

The Compensation Committee has engaged FW Cook to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and directors at our peer group. The Compensation Committee undertakes to review our peer group on an annual basis. Based on consultation with FW Cook, the Compensation Committee determined that, for purposes of the fiscal year ended December 31, 2023, our peer group for compensation purposes would consist of the entities listed below:

•	Alico, Inc. (Nasdaq: ALCO)

•	Canada Goose Holdings Inc. (NYSE: GOOS)

•	Celsius Holdings, Inc. (Nasdaq: CELH)

•	e.l.f. Beauty, Inc. (NYSE: ELF)

•	Freshpet, Inc. (Nasdaq: FRPT)

•	John B. Sanfilippo & Son, Inc. (Nasdaq: JBSS)

•	Lifecore Biomedical, Inc. (Nasdaq: LFCR)

•	Limoneira Company (Nasdaq: LMNR)

•	MGP Ingredients, Inc. (Nasdaq: MGPI)

•	Nature’s Sunshine Products, Inc. (Nasdaq: NATR)

•	PetMed Express, Inc. (Nasdaq: PETS)

•	Sovos Brands, Inc. (Nasdaq: SOVO)

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

•	SunOpta Inc. (Nasdaq: STKL)

•	The Duckhorn Portfolio, Inc. (NYSE: NAPA)

•	The Honest Company, Inc. (Nasdaq: HNST)

•	The Simply Good Foods Company (Nasdaq: SMPL)

Our Compensation Committee utilizes the data and analysis from FW Cook to evaluate and determine appropriate levels of overall compensation for our executive officers, as well as each separate element of compensation, to be consistent and competitive with our peer group.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company.

In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. Our Compensation Committee conducts an annual review of the independence of its advisers under the applicable SEC and Nasdaq requirements, based on certifications provided by such advisers outlining their relationships and the presence of any potential conflicts of interest with the Company. The Compensation Committee determined in February 2024 that each such adviser (including FW Cook) was independent under SEC and Nasdaq standards.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees consisting of one or more members of the Board (whether or not he or she is on the Compensation Committee), to the extent allowed under applicable law and stock exchange listing requirements. In 2020, the Compensation Committee formed a subcommittee, currently composed of Russell Diez-Canseco, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options and restricted stock awards to employees who are not executive officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity administration within the Company and to facilitate the timely grant of equity to non-executive employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, currently the subcommittee may not grant restricted stock units or options to acquire more than an aggregate of 325,414 shares to certain employees, as and when hired. As part of its oversight function, the Compensation Committee reviews, on a quarterly basis, the list of grants made by the subcommittee and reviews, on an annual basis, the adequacy of the subcommittee grant pool for potential future grants.

The Compensation Committee’s process with respect to executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to the Chief Executive Officer’s compensation as well as awards to be granted.

Our Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings generally held during the first quarter of the year. Our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive innovation and business success. To inform executive compensation decisions and ensure the competitiveness of our executive compensation programs and decisions, our Compensation Committee benchmarks our executive compensation against the total executive compensation of our peer group. As part of its deliberations, the Compensation Committee may also review and consider, as appropriate, materials such as executive stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Current Members: ▶ Kofi Amoo-Gottfried (Chair) ▶ Denny Marie Post ▶ Gisel Ruiz

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•  identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

•  considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

•  instituting plans or programs for the continuing education of our Board and orientation of new directors;

•	reviewing, evaluating and recommending to our Board succession plans for our executive officers;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility;

•

providing oversight of environmental, social and governance and corporate social responsibility matters related to what we refer to as our Impact function, including our environmental sustainability initiatives, climate-related risks and opportunities and our obligations as a public benefit corporation;

•	determining and periodically reviewing compensation for our non-employee directors;

•	reviewing and assessing the independence of our Board and committee members under applicable Nasdaq and SEC standards;

•	overseeing compliance with our Stock Ownership Guidelines (as applicable to non-employee directors) and Pledging Policy; and

•	managing periodic evaluations of the Board’s performance, including the performance of our standing Board committees.

Denny Marie Post, Kofi Amoo-Gottfried and Gisel Ruiz served as members of the Nominating and Corporate Governance Committee during the fiscal year ended December 31, 2023, with Ms. Post serving as Chairperson of the committee during the fiscal year ended December 31, 2023. Effective March 4, 2024, Mr. Amoo-Gottfried was appointed as the Chairperson of the committee, replacing Ms. Post, who remains a member of the Committee. Our Board has determined that each member of the Nominating and Corporate Governance committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2023.

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendations for nominees from the Nominating and Corporate Governance Committee. The Board, and in turn the Nominating and Corporate Governance Committee, consider the minimum general criteria below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria but is expected

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, an understanding of Vital Farms’ industry and being older than 21.

In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board considers other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stakeholders consistent with the Company’s public benefit corporation status.

The Board and the Nominating and Corporate Governance Committee review candidates for director nomination in the context of the current composition of the Board, our operating requirements and the long-term interests of our stakeholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity (including diversity of gender, ethnic background and country of origin), age, skills and other factors deemed appropriate to maintain a balance of knowledge, experience, tenure and capability on the Board. For incumbent directors, the Board and the Nominating and Corporate Governance Committee review those directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. In the case of all director candidates, the Board and the Nominating and Corporate Governance Committee also determine whether the nominee is independent under applicable Nasdaq listing and SEC standards.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting Board members is identification of persons who will further the interests of our Company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to Vital Farms, Inc., Attn: Corporate Secretary, 3601 South Congress Ave., Suite C100, Austin, Texas 78704. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Article III, Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Vital Farms, Inc.

Audit Committee

Kelly J. Kennedy (Chairperson)

Glenda Flanagan

Karl Khoury

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the “Investor Relations–Governance” section of our website, www.vitalfarms.com. If we ever were to amend or waive any provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, Board composition and selection (including consideration of diversity in Board composition and selection), Board meetings and involvement of senior management, attendance of non-directors, Chief Executive Officer performance evaluation and succession planning and Board committees and compensation. The Corporate Governance Guidelines are available in the “Investor Relations–Governance” section of our website, www.vitalfarms.com.

Certified B Corporation

While not required by Delaware law or the terms of our amended and restated certificate of incorporation, we have elected to have our social and environmental performance, accountability and transparency assessed against the proprietary criteria established by B Lab, an independent non-profit organization. As a result of this assessment, in December 2015, we were designated as a Certified B Corporation.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

In order to be designated as a Certified B Corporation, companies are required to take a comprehensive and objective assessment of their positive impact on society and the environment. The assessment evaluates how a company’s operations and business model impact its workers, customers, suppliers, community and the environment using a 200-point scale. While the assessment varies depending on a company’s size (number of employees), sector and location, representative indicators in the assessment include payment above a living wage, employee benefits, stakeholder engagement, supporting underserved suppliers and environmental benefits from a company’s products or services. After completing the assessment, B Lab will verify the company’s score to determine if it meets the 80-point minimum bar for certification. The review process includes a phone review, a random selection of indicators for verifying documentation and a random selection of company locations for onsite reviews, including employee interviews and facility tours. Once certified, every Certified B Corporation must make its assessment score transparent on B Lab’s website.

Designation as a Certified B Corporation and continued certification is at the sole discretion of B Lab. To maintain our certification, we are required to update our assessment and verify our updated score with B Lab every three years. We were most recently recertified in January 2022.

Delaware Public Benefit Corporation

In addition to our Certified B Corporation status, and as a demonstration of our long-term commitment to our mission to bring ethical food to the table by coordinating a network of family farms to operate with a well-defined set of agricultural practices that includes the humane treatment of farm animals as a central tenet, we elected in October 2017 to be treated as a public benefit corporation under Delaware law.

Under Delaware law, a public benefit corporation is required to identify in its certificate of incorporation the public benefit or benefits it will promote and its directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the corporation’s stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. Public benefit corporations organized in Delaware are also required to assess their benefit performance internally and to disclose to stockholders at least biennially a report detailing their success in meeting their benefit objectives. Please see our most recent biennial report in the section titled “Our Commitment to Impact—Periodic Public Benefit Corporation Statement” below. Our previous biennial report can be found in our definitive proxy statement filed with the SEC on April 25, 2022.

As provided in our amended and restated certificate of incorporation, the public benefits that we promote, and pursuant to which we manage our Company, are: (i) bringing ethically produced food to the table; (ii) bringing joy to our customers through products and services; (iii) allowing crew members to thrive in an empowering, fun environment; (iv) fostering lasting partnerships with our farms and suppliers; (v) forging an enduring profitable business; and (vi) being stewards of our animals, land, air and water, and being supportive of our community.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Vital Farms, Inc., 3601 S Congress Ave Suite C100, Austin, Texas, 78704, Attn: Corporate Secretary. The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Hedging, Pledging Shares and Other Transactions Involving Company Stock

Our Insider Trading Policy prohibits our employees, directors and designated consultants from engaging in “hedging” or other monetization transactions with respect to our common stock.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Additionally, our Insider Trading Policy prohibits pledging shares of our common stock as collateral for a loan, except in the limited circumstances set forth in our Pledging Policy. Pursuant to our Pledging Policy, our directors or executive officers may pledge their shares of common stock as collateral for a loan, with prior approval from our Board following recommendation from our Nominating and Corporate Governance Committee, if the transaction meets certain criteria (including a requirement that the maximum collateralized loan amount does not exceed 25% of the stock’s value).

Example: A director pledges 100,000 shares as collateral for a loan, and the current stock price is $15.00 per share. The director may borrow up to 25% of 100,000 x $15.00, or $375,000, against such shares. If the stock price later increases to $25.00 per share, the director may borrow up to an additional $250,000 against the pledged shares. If the director then borrows the full additional allowable amount of $250,000 and the stock price subsequently decreases to $20.00, the director must repay $125,000 to maintain compliance with the 25% limit under this policy.

Our Nominating and Corporate Governance Committee oversees compliance with our Pledging Policy. Any of our directors or executive officers seeking approval of a pledging arrangement must first submit a request for pre-approval to our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates certain criteria (including whether the pledging arrangement is in the best interests of the Company) to decide whether to recommend that the Board approve or deny such request. We believe that this monitoring is effective and includes appropriate controls. As of April 19, 2024, no pledges of common stock have been made by our directors or executive officers, pursuant to our Pledging Policy or otherwise.

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OUR COMMITMENT TO IMPACT

Impact Highlights

We progressed toward achievement of our short- and medium-term Impact-related goals that we announced in 2022, including achievement of our short-term goal of making our Egg Central Station processing facility a “zero-waste-to-landfill” site.

Our Restorative pasture-raised egg product became the first national egg brand to earn certification from Regenified™, a regenerative agriculture verification organization measuring farming and ranching practices.

We have advanced our efforts to foster an inclusive farming community through continued outreach to farmers from communities that have been historically marginalized in agriculture, including through collaboration with nonprofit organizations focused on farmers from underrepresented communities.

We continued to build out our governance structure to effectively manage risks and address our stakeholders’ various interests, including through implementation of our Clawback Policy, completion of a pay equity analysis and maintenance of a diverse, gender-balanced Board.

We launched a new learning management system for our remote and production crew members, with a focus on creating a performance and development ecosystem to unlock the potential of our crew.

How we do Business

At Vital Farms, our business – and our culture – are rooted in Conscious Capitalism. We’re focused on creating positive change and driving sustainable outcomes for our stakeholders through a purpose-driven approach to Impact. Our operational model prioritizes the long-term benefits of each of our stakeholder groups: (i) farmers and suppliers; (ii) crew members; (iii) communities and the environment; (iv) customers and consumers; and (v) stockholders. We are fierce competitors who believe that driving positive, sustainable outcomes for each of these stakeholder groups creates a stronger, more resilient business.

Our commitment to raising the standards of the food industry has made Impact an integral part of the Vital Farms business model and is core to our continued success. Our Senior Leadership Team and Board recognize the importance of this commitment, and we have established an internal cross-functional Impact Steering Committee that is tasked with driving additional progress toward initiatives that promote sustainability and further transparency.

Our Impact Strategy and Goals

Our Impact strategy is an embedded part of our operating model and is driven by three core principles: transparency, stakeholder success and alignment to financial expectations. In late 2022, we announced that we had taken the next steps to formalize our strategy so that we can drive even more positive impact. In doing so, we released short- and medium-term goals grounded in our purpose to improve the lives of people, animals and the planet through food. These goals were the result of a years-long evaluation process.

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Our short- and medium-term goals show a clear, disciplined path forward, and we are committed to transparent reporting on our progress toward these goals over the next several years. The table below outlines the progress we have made toward achievement of our goals:

Building a Resilient Food System

The over 300 family farms that supply our shell eggs are the foundation of our supply chain. These are located along what we call the “Pasture Belt,” a region of the United States with a more temperate climate, enabling millions of hens to live a life with access to the outdoors. Each hen has the freedom to roam and forage during the daytime on at least 108 square feet of pasture for natural food sources. Our animal welfare practices for the hens that lay our eggs are consistently and independently audited by Certified Humane and certain retailers, and our organic egg farms are audited by Oregon Tilth and Bioagricert according to USDA National Organic Program standards. Our practices are rooted in regenerative agriculture – the egg farmers in our network practice pasture rotation, encouraging nutrient cycling and allowing soil to rest and recover between grazing. We are continuing to engage the farms in our network on additional regenerative practices through training, educational resources and funding opportunities.

We recognize the importance of the environment as one of our stakeholders and are cognizant of the impact of our operations on animals, land, air and water. We are committed to responsible environmental practices that include climate change resilience, conservation of natural resources, pollution prevention, exploration of regenerative agricultural practices and reduction of waste. At Egg Central Station, we have put this commitment to work by investing in a number of energy and water efficiency features, including regular water recirculation, bioretention features, LEED Gold certification for our most recent expansion of the facility and a solar array.

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Our efforts to reduce waste are further reflected in our achievement in 2023 of our goal to make Egg Central Station a “zero-waste-to-landfill” facility under the Total Resource Use and Efficiency rating system of 90+% overall diversion from landfills over a twelve-month period. We implemented a number of affirmative steps to achieve this goal, including efforts to process more broken shell fragments, recycling of hair and beard nets, more efficient utilization of undersized eggs and working with customers to improve order accuracy and reduce spoilage.

We carefully consider the impact that greenhouse gases can have on the communities we serve, especially on people who live in vulnerable areas. We have worked with greenhouse gas inventory experts to develop our Scope 1, 2, and 3 emissions inventories, which have been published in our annual Impact reports since 2022. We aim to use packaging that is recyclable and compostable, while prioritizing our food safety and quality standards, exemplified by our use of carbon-neutral, 100% post-consumer recycled paper cartons for all of our shell egg products. We believe that our focus on innovation, with the objective of reducing costs and improving the ecological impacts of our operations, provides a strategic benefit for all stakeholders.

Fostering a People-First Culture

We empower our crew members to live our mission and our values, and we aim to achieve a team that is representative of the community we serve. We believe that a diverse team significantly increases opportunities for creativity and innovation. We regularly survey our crew members’ engagement using Culture Amp®, an employee experience platform with a mission to create culture-first organizations, and among our short-term goals is increasing our inclusion score in this engagement survey by at least five percentage points.

We believe in providing our crew members an environment of equal opportunity and the tools necessary to succeed. Our People team annually reviews our employees’ pay to ensure that every employee receives pay equity for their roles. We conducted a third-party pay equity analysis to support this work in 2023 and determined no significant pay discrepancies were identified. The benefits we provide to crew members include health insurance, 401(k) matching, equity grants, leadership training and an Employee Stock Purchase Plan. For all crew members at Egg Central Station, we pay in excess of living wage for an individual without children and provide a full benefits package from the first day a crew member joins Vital Farms.

We take the health and safety of our crew members seriously, and we expect our team to follow our safety standards and protocols. We perform regular safety audits to ensure that proper safety policies are in place and appropriate safety training is provided. At Egg Central Station, we work to reduce physicality as much as possible. We have automated certain jobs like tray washing, added scheduling blocks in our daily lineup template to prevent our crew members from working the same job for numerous days, and provided ergonomic handling equipment to help reduce job strain. In 2023, we had 15 reported injuries. Our Total Recorded Injury Rate was 5.9.

We are working to build an environment where every crew member feels valued and empowered. We formally established our Inclusion and Belonging function in 2020, and under the leadership of our Head of Inclusion and Belonging and Inclusion and Belonging Council, have worked to increase diversity across our crew and supply chain (including our farmer network). As of December 31, 2023, approximately 41% of our full-time crew members were women and approximately 23% were members of underrepresented minority groups.

In addition to our efforts to foster inclusion among our crew members, we are committed to continuously building an environment where each of our farmers feels welcome, valued, respected and appreciated. In 2020, we announced a commitment to create opportunities for farmers from historically underrepresented communities, and we have since spent time listening to experts and aligning with organizations that support this important cause, including recent collaboration with nonprofit organizations focused on farmers from underrepresented communities. In November 2022, we hosted our first Inclusive Farmer Open House, an event designed to offer access and opportunity to individuals who have been historically marginalized and discriminated against in agriculture, and we are working to develop a more diverse network of farmers through ongoing recruitment efforts.

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We support a vast network of community organizations through monetary and product donations, as well as paid time off for crew volunteering, with a focus on organizations promoting transparency, access to ethical food and animal welfare. We therefore measure success not only in financial terms, but also in our ongoing support of our communities and environment. In 2023, we donated to 14 charitable organizations, including donations of more than 713,244 pounds of food (including 4.4 million eggs), which provided over 590,000 meals to food-insecure families.

Driving Engaged and Accountable Oversight

We have established our corporate governance framework with three goals: (i) effectively addressing the interests of our varied stakeholders; (ii) appropriately managing enterprise risks; and (iii) fostering a culture of integrity throughout our organization. Our Code of Conduct outlines the ethical principles that help each of our crew members and leadership keep these goals in mind when carrying out our business.

We are among a very select group of U.S. companies that are publicly traded, B Corporation Certified, and Delaware public benefit corporations. As a public benefit corporation, we are legally required to balance our financial interests with the best interests of our stakeholders. We believe that prioritizing the long-term viability of all stakeholders will produce stronger outcomes, for everyone, over time. Our Board and its committees help set the tone for our Company and meet regularly to review policies, current regulations and industry best practices. With respect to our sustainability initiatives and goals, our Nominating and Corporate Governance Committee receives updates from management (including our Head of Impact) at least quarterly and provides regular updates to the Board.

Periodic Public Benefit Corporation Statement

As a Delaware public benefit corporation, our Board and executive team manage the Company with an eye toward promoting the long-term benefits of each of our stakeholders. Pursuant to Section 366(b) of the Delaware General Corporation Law, the following is a summary of how we have supported each of the stated public benefit objectives listed in our amended and restated certificate of incorporation:

•	Bringing ethically produced food to the table

•

Our animal welfare practices for the hens that lay our eggs are consistently and independently audited by Certified Humane and certain retailers, and our organic egg farms are audited by Oregon Tilth and Bioagricert according to USDA National Organic Program standards.

•

In 2023, our Restorative pasture-raised egg product became the first national egg brand to earn certification from Regenified™, a regenerative agriculture verification organization measuring farming and ranching practices.

•

We work with suppliers located in areas with diverse social, economic and cultural circumstances. We strive to work with suppliers that share our values and commitment to ethics. All suppliers are required to comply with our Supplier Code of Conduct, which includes requirements related to non-discrimination, diversity and inclusion, labor practices, freedom of association, health and safety, supplier ethics, environmental impact and animal welfare.

•	Bringing joy to our customers through products and services

•

We believe our customers and consumers trust our brand because we maintain a steadfast adherence to our values of honesty and transparency in food production. We bring our brand to life in playful, savvy and mindful ways, with transparency always at the foundation.

•

Through continued investment in our “Bullsh*t Free” brand campaign and activations of campaigns on streaming services and social media platforms, we drove a ten percent increase in year-over-year brand awareness in 2023 and continued to increase loyalty with our target consumer.

2024 Proxy Statement	31

•

We maintain what we believe to be a best-in-class community management team that aims to surprise and delight our consumers. In 2023, we had more than 96,000 one-on-one conversations and mailed more than 2,000 handwritten letters to our consumers.

•	Allowing crew members to thrive in an empowering, fun environment

•

We believe in enabling our crew members to grow both professionally and personally with Vital Farms. We cultivate leaders across every level of the business and are committed to building a people-centered culture that embodies our values and understands the unique needs of our crew members.

•

For all full-time crew members, we provide competitive compensation and full benefits from the first day they join Vital Farms, including health insurance, paid parental leave, retirement contributions, employee stock purchase plan participation, equity grants and complimentary Vital Farms products. At our Egg Central Station facility in Springfield, Missouri, our hourly crew members are paid wages that exceed the living wage for an individual without children in this market.

•

An essential part of our commitment to crew members involves their learning and development. In 2023, we launched a learning management system housing custom internal material and external training material from world-class universities, along with an extensive blended leadership program for our people managers.

•

We continued to drive an inclusive and supportive work environment through our seven crew resource groups. Approximately one-third of our crew is involved in at least one resource group, and in 2023, our crew resource groups hosted 48 events (both in-person and virtual).

•

Also in 2023, we conducted a pay equity analysis to ensure fair pay for our crew members while eliminating unconscious bias in our pay scale. We engaged an independent third-party auditor to analyze our compensation and demographic data, and no material pay discrepancies were identified.

•	Fostering lasting partnerships with our farmers and suppliers

•	We work with over 300 family farms. In 2023, our Farm Support team made over 3,500 visits to see our family farmers in person and hosted 17 regional, in-person farmer meetings.

•

In 2020, we announced a commitment to create opportunities for black farmers and have since spent time listening to experts and aligning with organizations that support this important cause. To advance this commitment, we continue to collaborate with nonprofit organizations focused on farmers from underrepresented communities to connect with these farming communities and further diversify our farm network.

•	These partnerships include support for our farmers and their land to be more climate-resilient by implementing additional regenerative agricultural practices.

•	Forging an enduring profitable business

•	While we are not motivated solely by what maximizes profits for our stockholders, we have always been fierce business competitors who like to win.

•	We have become the leading pasture-raised egg brand in the U.S. and the #2 overall U.S. egg brand by retail dollar sales.

•

We have built a sustainable company founded on products that increasingly resonate with consumers. Our trusted brand and Conscious Capitalism-focused business model have contributed to an increase in net revenue from $1.9 million in fiscal year 2010 to $471.9 million in fiscal year 2023. From fiscal year 2019 to fiscal year 2023, we grew our net revenue at a compounded annual growth rate of 35.3%.

32	2024 Proxy Statement

•	Being stewards of our animals, land, air and water, and being supportive of our community

•

We believe in treating animals with care and respect, providing them a life where they have the freedom to act out their natural behaviors. We work with family farmers based in the United States who share our commitment to animal welfare and aspiration to make ethically produced food accessible to more households across the country.

•

In 2021, we began to track and analyze our greenhouse gas emissions to understand and mitigate our carbon footprint, as well as water risks relative to our business and operations. We conduct an annual inventory of our greenhouse gas emissions and assessment of our climate-related risks, publishing disclosures under the Task Force on Climate-Related Financial Disclosure framework.

•

In 2022, we announced a series of short- and medium-term sustainability goals related to reducing the ecological impact of our business, driving inclusion within our crew, fostering governance accountability and mitigating climate-related risks. We progressed toward achievement of these goals throughout 2023 and into 2024.

•

Among our sustainability goals is the engagement of our farms on regenerative agricultural practices. While all of our farms utilize certain regenerative practices (including pasture rotation), we are committed to continuing to explore regenerative practices to drive biodiversity above and below the soil.

•

At our Egg Central Station processing facility, environmental stewardship remains a priority. Our primary facility achieved zero-waste-to-landfill status at the end of 2023 with just 2.3% of waste produced going to landfill. Our solar array went online in 2023 and generates the equivalent of 18% of Egg Central Station’s electricity usage.

In order to ensure achievement of the public benefit objectives identified in our amended and restated certificate of incorporation, our Board carefully considers these objectives and the interests of each of our stakeholder groups in its oversight of the Company. We believe that we have been successful in meeting these objectives and promoting the attendant public benefits to our stakeholders. Our January 2022 recertification as a Certified B Corporation, which followed a comprehensive and objective assessment of our social and environmental impacts, serves to underscore our continued commitment to these objectives.

We routinely engage with our stakeholders to better understand their views, carefully considering the feedback we receive and acting when appropriate. For more information, please visit our corporate website at investors.vitalfarms.com.

2024 Proxy Statement	33

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2019. Representatives of KPMG LLP are expected to be available during the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and December 25, 2022 by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	FISCAL YEAR

	2023	2022

Audit fees(1)	$891,420	$782,625

Audit-related fees	—	—

Tax fees	—	—

All other fees	—	—

Total Fees	$891,420	$782,625
(1)	Audit fees relate to the audit of our annual financial statements, review of interim financial statements and assistance with registration statements filed with the SEC.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by KPMG LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The pre-approval requirement does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;

•	such services were not recognized as non-audit services at the time of the relevant engagement; and

•	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

2024 Proxy Statement	35

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

36	2024 Proxy Statement

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 19, 2024:

NAME	AGE	POSITION(S)

Matthew O’Hayer	68	Founder, Executive Chairperson and Director

Russell Diez-Canseco	52	President, Chief Executive Officer and Director

Joanne Bal	57	General Counsel, Corporate Secretary and Head of Impact

Stephanie Coon	42	Senior Vice President, People and Strategy

Jason Dale	52	Chief Operating Officer

Kathryn McKeon	41	Chief Marketing Officer

Peter Pappas	60	Chief Sales Officer

Thilo Wrede	50	Chief Financial Officer

Biographical information for Mr. O’Hayer and Mr. Diez-Canseco is included above with the director biographies under the caption “Information About Our Continuing Directors.”

Age: 57 Executive Officer Since April 2021	JOANNE BAL General Counsel, Corporate Secretary and Head of Impact

Joanne Bal has served as our General Counsel, Corporate Secretary, and Head of Impact since April 2021. Prior to joining us, Ms. Bal served as Vice President and Chief Counsel, Levi Strauss Americas at Levi Strauss & Co., a global apparel company, from November 2016 to April 2021. Prior to Levi Strauss, Ms. Bal served as Managing Director, Legal Services and Segment General Counsel for Applied Materials, Inc., a leading provider of semiconductor equipment and services, from September 2010 to October 2016. Prior to that time, Ms. Bal held various legal and business roles in both public and private technology companies, including LSI Corporation (acquired by Broadcom Inc.), Navis LLC, and Identix Incorporated. Ms. Bal began her career in private practice at two internationally recognized law firms. Ms. Bal received her J.D. from the University of Chicago School of Law and her B.A. in Political Economy from the University of California, Berkeley.

Age: 42 Executive Officer Since January 2022	STEPHANIE COON Senior Vice President, People and Strategy

Stephanie Coon has served as our Senior Vice President, People and Strategy since January 2022. Ms. Coon joined Vital Farms in August 2021 as our Senior Vice President, Strategy. Prior to joining us, Ms. Coon worked at KIND Snacks from October 2016 through June 2021, serving as Vice President of Strategic Development and Senior Vice President, Strategy & Execution. Prior to that, Ms. Coon worked as Director of Strategy at The Hershey Company and as an Associate Principal at McKinsey & Company. Ms. Coon received her M.Sc. in Educational Research Methodology from the University of Oxford and both her B.A. and M.A. in Public Policy from the State University of New York at Albany.

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EXECUTIVE OFFICERS

Age: 52 Executive Officer Since January 2020	JASON DALE Chief Operating Officer

Jason Dale has served as our Chief Operating Officer and Chief Financial Officer since January 2020. Prior to this, Mr. Dale served as our Chief Operating Officer from August 2019 to January 2020 and as our Chief Financial Officer from October 2014 to August 2019. Prior to joining us, Mr. Dale held a variety of executive management roles at Michael Angelo’s Gourmet Foods, Inc., a producer of premium, authentic frozen Italian entrees, including Chief Financial Officer and Chief Operating Officer. Mr. Dale received his B.S.B. in Accounting from the University of Phoenix.

Age: 41 Executive Officer Since January 2022	KATHRYN MCKEON Chief Marketing Officer

Kathryn McKeon has served as our Chief Marketing Officer since January 2022. Ms. McKeon joined Vital Farms in 2016 and has served in a number of roles with us, including Vice President of Marketing, Senior Director of Marketing, Director of Marketing and Brand Manager. Prior to joining us, Ms. McKeon worked in brand marketing for Mondelēz International, Inc. (formerly Kraft Foods). Ms. McKeon received her M.B.A. from the Stern School of Business at New York University and her B.B.A. in Marketing from The University of Texas at Austin.

Age: 60 Executive Officer Since October 2020	PETER PAPPAS Chief Sales Officer

Peter Pappas has served as our Chief Sales Officer since October 2020. Prior to joining us, Mr. Pappas served as Chief Commercial Officer at Califia Farms, a plant-based food and beverage company, from January 2019 to October 2020. Prior to Califia Farms, Mr. Pappas served as Executive Vice President of Sales and Operations for the Western Division of Advantage Solutions, a sales and marketing consultancy, from 2014 to October 2018. Mr. Pappas also served as Chief Customer Officer/SVP Sales & Marketing of Dean Foods, an American dairy processor, and as Vice President of U.S. Sales for MillerCoors Brewing Company, and he held positions of increasing responsibility with Pepsi Cola and PepsiCo. Mr. Pappas received his B.A. in International Relations and Business from University of California, Los Angeles.

Age: 50 Executive Officer Since March 2023	THILO WREDE Chief Financial Officer

Thilo Wrede has served as our Chief Financial Officer since March 2023. Prior to his appointment as the Company’s Chief Financial Officer, Mr. Wrede served as the Global Chief Financial Officer of Sabra Dipping Company, LLC, a producer of fresh dips and spreads, since August 2020. Mr. Wrede previously served in a variety of roles at PepsiCo, a multinational food and beverage company, including Chief Financial Officer – Central and South America Foods and Chief Financial Officer – Caribbean and Central America Foods, from May 2014 through August 2020. Prior to joining PepsiCo, Mr. Wrede served in Equity Research Analyst roles for Jefferies & Company and Credit Suisse. Mr. Wrede received an engineering degree from Technische Universität Berlin and received his M.B.A. from Columbia Business School.

2024 Proxy Statement	39

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Executive Compensation Highlights

•	Pay for Performance: 75% of CEO target compensation and 69% of non-CEO named executive officer target compensation (on average) is variable / “at risk,” aligned to our peer group average.

•

Compensation Governance: We maintain stock ownership guidelines for our officers and directors to further align the interests of our leadership and stockholders, incentive plan payout caps and an incentive compensation recoupment policy.

•

Long-Term Equity Vesting: Stock options and restricted stock units awarded to our executives include long-term vesting (three or more years), to encourage retention and executive focus on long-term performance.

•

Comprehensive Annual Review: Our Compensation Committee undertakes an annual review of our compensation strategy and competitive positioning to market, taking into account peer group compensation and compensation-related risks before approving CEO and senior management compensation.

•

Independent Compensation Committee and Independent Compensation Consultant: Our Compensation Committee consists entirely of independent directors and obtains advice from an external, independent compensation consultant.

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)		STOCK AWARDS ($)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)(5)	TOTAL ($)
Russell Diez-Canseco	2023	686,539			560,009	839,995	1,050,000	18,630	3,155,173
President and Chief Executive Officer	2022	625,002			320,007	479,996	718,750	17,430	2,161,185
Thilo Wrede(7)	2023	316,962	200,000	(6)	425,006	424,998	292,167	12,374	1,671,507
Chief Financial Officer
Jason Dale(7)	2023	411,923			249,997	250,002	409,500	19,110	1,340,532
Chief Operating Officer

2024 Proxy Statement	41

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

(1)	Salary amounts represent actual amounts earned during the fiscal years presented. See “—Narrative to the Summary Compensation Table—Annual Base Salary” below.
(2)

The amounts shown for stock and option awards represent the aggregate grant date fair value of the awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 2 “Summary of Significant Accounting Policies” to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our awards. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the named executive officers. For additional information on these awards, please see “Outstanding Equity Awards at Fiscal Year-End.”

(3)

See “—Narrative to the Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded. The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year.

(4)

Includes matching contributions to 401(k) plans in the amounts of $11,900, $11,400 and 11,900, and life insurance premium payments in the amounts of $80, $61 and $80 for Mr. Diez-Canseco, Mr. Wrede and Mr. Dale, respectively, for the fiscal year ended December 31, 2023.

(5)	Includes vehicle allowance of $6,000 for each of Mr. Diez-Canseco and Mr. Dale for the fiscal year ended December 31, 2023.
(6)	Represents a one-time sign-on bonus to Mr. Wrede in connection with his offer of employment as Chief Financial Officer.
(7)	Because Mr. Wrede and Mr. Dale were not named executive officers in 2022, their compensation for that year is not required to be reported.

Narrative to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” below for additional information.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. We have used stock option grants in combination with restricted stock unit grants for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. In 2024, we began awarding performance-vesting restricted stock units to our executives and certain employees (in addition to time-vesting restricted stock units) to further align compensation with our long-term performance. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of the Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. For additional information on these awards, please see the section below entitled “Outstanding Equity Awards at Fiscal Year-End.”

Non-Equity Incentive Plan Compensation

We develop a performance-based bonus program annually. Under the 2023 program, each named executive officer was eligible to be considered for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of base salary, and (2) the percentage attainment of our 2023 corporate goals established by the Compensation Committee in its sole discretion and communicated to each officer. Each named executive officer is assigned a target performance bonus expressed as a percentage of their base salary, which for 2023 was 100% for Mr. Diez-Canseco, 65% for Mr. Dale and 60% for Mr. Wrede. For the fiscal year ended December 31, 2023, the Compensation Committee determined that each of Mr. Diez- Canseco, Mr. Wrede and Mr. Dale was entitled to 150% of his respective target bonus. Accordingly, our Compensation Committee approved performance bonuses for each of the named executive officers as reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2023:

	OPTION AWARDS(1)						STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(5)
Russell Diez-Canseco	9/26/2014	65,575	—		$1.43	9/26/2024
	5/22/2015	34,940	—		$1.43	5/22/2025
	1/1/2016	39,360	—		$3.25	1/1/2026
	12/1/2016	11,407	—		$3.25	12/1/2026
	5/22/2018	194,678	—		$3.67	5/22/2028
	8/28/2019	839,481	209,871(2)		$5.33	8/28/2029
	7/30/2020	15,234	3,516(3)		$22.00	7/30/2030
	3/22/2021	47,709	23,855(4)		$25.78	3/22/2031
	3/22/2021	—	—		—	—	2,425(4)	38,048
	3/10/2022	39,801	79,601	(4)	$12.81	3/10/2032
	3/10/2022	—	—		—	—	16,654(4)	261,301
	3/13/2023	—	154,383	(4)	$15.31	3/13/2033
	3/13/2023	—	—		—	—	36,578(4)	573,908
Thilo Wrede	3/17/2023	—	87,206(4)		$13.91	3/17/2033
	3/17/2023	—	—		—	—	30,554(4)	479,392
Jason Dale	9/1/2015	103,000	—		$1.43	9/1/2025
	12/1/2016	51,232	—		$3.25	12/1/2026
	5/22/2018	95,700	—		$3.67	5/22/2028
	8/28/2019	199,228	49,807	(2)	$5.33	8/28/2029
	7/30/2020	27,540	9,706	(3)	$22.00	7/30/2030
	3/22/2021	19,083	9,542	(4)	$25.78	3/22/2031
	3/22/2021	—	—		—	—	970(4)	15,219
	3/10/2022	—	—		—	—	18,214(4)	285,778
	3/13/2023	—	45,948	(4)	$15.31	3/13/2033
	3/13/2023	—	—		—	—	16,329(4)	254,790
(1)

Equity awards granted prior to July 30, 2020 were granted under our 2013 Incentive Plan (“2013 Plan”) and equity awards granted on or after July 30, 2020 were granted under our 2020 Equity Incentive Plan (“2020 Plan”). Our 2013 Plan was suspended when our 2020 Plan became effective on July 30, 2020; however, awards outstanding under our 2013 Plan continue in full effect in accordance with their existing terms. All vesting is subject to the individual’s continuous service with us through the vesting dates.

(2)	The shares subject to this award vest in equal annual installments over five years from the date of grant.
(3)	The shares subject to this award vest in equal annual installments over four years from the date of grant.
(4)	The shares subject to this award vest in equal annual installments over three years from the date of the grant.
(5)	Market values are calculated based on the closing market price of our common stock as reported on the Nasdaq Global Select Market on December 29, 2023, which was $15.69 per share.

2024 Proxy Statement	43

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our Company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

Russell Diez-Canseco

We maintain an employment agreement with Mr. Diez-Canseco, originally entered into in October 2018 while Mr. Diez-Canseco served as our President and Chief Operating Officer, which was most recently amended and restated in April 2022. Pursuant to the amended and restated employment agreement, Mr. Diez-Canseco was entitled to a base salary of $625,000 per year (which was most recently increased by the Compensation Committee to $725,000 in February 2024). Mr. Diez-Canseco is eligible to receive an annual bonus payment based on performance objectives determined by our Board in its sole discretion, with a target bonus amount of 100% of base salary. We also provide Mr. Diez-Canseco with a recurring monthly payment of $500 to cover expenses related to his personal automobile, which he uses for work-related travel.

Mr. Diez-Canseco must provide to us two weeks’ written notice of his resignation other than for good reason and, in the event of our termination of Mr. Diez-Canseco’s employment without cause, we must either provide two weeks’ written notice of termination or payment in lieu of two weeks’ notice. We may terminate Mr. Diez-Canseco immediately for cause and upon his death or disability. Regardless of the manner in which he is terminated, Mr. Diez-Canseco is entitled to receive amounts earned during his term of service, including salary, unreimbursed expenses incurred by him on our behalf and accrued and unused vacation pay in accordance with our normal policies and practice.

Upon termination by Mr. Diez-Canseco for good reason or termination by the Company without cause, in each case within the 12-month period following the closing of a change in control of the Company (a “Change in Control Period”), Mr. Diez-Canseco shall be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 24 months of then-current base salary; (ii) the amount of Mr. Diez-Canseco’s target bonus under the Company’s annual bonus program; (iii) the pro rata portion of Mr. Diez-Canseco’s current target bonus, prorated to reflect the partial year of service; (iv) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (v) reimbursement of COBRA premiums for a period of up to 18 months; (vi) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (vii) a three-month post-termination exercise period for any vested stock options.

Upon termination by Mr. Diez-Canseco for good reason or termination by the Company without cause (other than during a Change in Control Period), Mr. Diez-Canseco shall be eligible to receive (i) payments, in the form of salary continuation, in an amount equal to 24 months of then-current base salary; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) reimbursement of COBRA premiums for a period of up to 18 months; and (iii) a three-month post-termination exercise period for any vested stock options.

Upon Mr. Diez-Canseco’s death or disability, Mr. Diez-Canseco shall be eligible to receive (i) payments, in the form of salary continuation, in an amount equal to 24 months of Mr. Diez-Canseco’s then-current base salary; (ii) the pro rata portion of Mr. Diez-Canseco’s current bonus, prorated to reflect the partial year of service based on actual performance; (iii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iv) reimbursement of COBRA premiums for a period of up to 18 months; (v) 100% acceleration of unvested equity awards (including those that vest upon performance criteria); and (vi) a post-termination exercise period of 12 months (in the case of disability) or 18 months (in the case of death) for any vested stock options.

44	2024 Proxy Statement

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Upon termination of Mr. Diez-Canseco’s employment due to his retirement, Mr. Diez-Canseco shall be eligible to receive (i) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (ii) the pro rata portion of Mr. Diez-Canseco’s current bonus, prorated to reflect the partial year of service based on actual performance; and (iii) a three-month post-termination exercise period for any vested stock options.

These severance benefits described above are conditioned upon Mr. Diez-Canseco’s compliance with his post-termination obligations under his employment agreement and upon his execution, delivery and non-revocation of a release of claims in favor of the Company. The employment agreement also contains intellectual property assignments and post-termination non-disclosure, non-solicitation, non-competition and non-disparagement obligations.

Thilo Wrede

We entered into an offer letter agreement with Mr. Wrede in connection with his commencement of employment with us as our Chief Financial Officer in March 2023. Pursuant to the offer letter agreement, Mr. Wrede was entitled to an initial base salary of $410,000 per year (which was most recently increased by the Compensation Committee to $430,000 in February 2024), a one-time sign-on bonus of $200,000 (subject to prorated repayment if Mr. Wrede resigned from employment prior to the 12-month anniversary of his start date), an initial target annual performance bonus of 60% of base salary and an initial equity grant under our 2020 Equity Incentive Plan valued at $850,000.

In addition to his offer letter agreement, Mr. Wrede is party to our Change in Control Severance Plan (the “Severance Plan”). Pursuant to the Severance Plan, upon either a termination the Company without cause or resignation for good reason (either, a “Covered Termination”) during a Change in Control Period, Mr. Wrede will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to (a) 12 months of Mr. Wrede’s then-current base salary, plus (b) the amount of Mr. Wrede’s target bonus under the Company’s annual bonus program; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) the pro rata portion of Mr. Wrede’s current target bonus, prorated to reflect the partial year of service; (iv) reimbursement of COBRA premiums for a period of up to 12 months; (v) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (vi) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Severance Plan.

Pursuant to the Severance Plan, if Mr. Wrede is subject to a Covered Termination other than during a Change of Control Period, Mr. Wrede will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 12 months of his then-current base salary; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) reimbursement of COBRA premiums for a period of up to 12 months; and (iv) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Severance Plan.

Pursuant to the Severance Plan, upon Mr. Wrede’s death or disability, Mr. Wrede shall be eligible to receive (i) the pro rata portion of Mr. Wrede’s current bonus, prorated to reflect the partial year of service, based on actual performance; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (iv) a post-termination exercise period of 12 months (in the case of disability) or 18 months (in the case of death) for any vested stock options granted on or after the effective date of the Severance Plan.

Jason Dale

We maintain an employment agreement with Mr. Dale, originally entered into in October 2018 and most recently amended and restated in April 2022. Pursuant to the amended and restated employment agreement, Mr. Dale was entitled to a base salary of $400,000 per year (which was most recently increased by the Compensation Committee to $440,000 in February 2024). Mr. Dale is eligible to receive an annual bonus payment based on performance objectives determined by our Board in its sole discretion, with a target bonus amount of 65% of base salary. We also provide Mr. Dale with a recurring monthly payment of $500 to cover expenses related to his personal automobile, which he uses for work-related travel.

2024 Proxy Statement	45

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

In April 2024, we entered into a transition agreement with Mr. Dale, pursuant to which he will transition from his position as our Chief Operating Officer and principal operating officer. Pursuant to the transition agreement, Mr. Dale will serve as our Chief Operating Officer and principal operating officer until the earlier to occur of: (i) the start date of our Chief Supply Chain Officer (or similarly titled position) or (ii) August 31, 2024 (the “Separation Date”). On Separation Date, Mr. Dale will transition to a non-employee advisory role through December 31, 2024 to ensure a smooth leadership transition. Upon completion of the advisory period, in exchange for a general release of claims in favor of the Company, Mr. Dale will receive severance benefits pursuant to his amended employment agreement in the form of: (i) 18 months of his annual base salary over the 18-month period following his departure date and (ii) reimbursement of COBRA premiums for a period of up to 12 months.

Health and Welfare and Retirement Benefits; Perquisites

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees.

Perquisites

Other than a monthly automobile allowance provided to Mr. Diez-Canseco and Mr. Dale, we generally do not provide perquisites or personal benefits to our named executive officers.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We currently make matching contributions into the 401(k) plan on behalf of participants equal to 100% on participant contributions up to 3% of their compensation. Participants are immediately and fully vested on all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our Board may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, which provides that each of our non-employee directors (that is, each of our directors other than Mr. Diez-Canseco and Mr. O’Hayer) will receive the following compensation for service on our Board:

•	an annual cash retainer of $50,000;

•	an additional annual cash retainer of $20,000 for service as lead independent director;

•	an additional annual cash retainer of $10,000, $7,500 and $5,000 for service as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively;

•

an additional annual cash retainer of $20,000, $15,000 and $10,000 for service as chairperson of the Audit Committee, chairperson of the Compensation Committee and chairperson of the Nominating and Corporate Governance Committee, respectively (in lieu of the committee member retainer above);

•

an initial restricted stock unit award granted at the time a non-employee director first joins our Board, covering the number of shares equal to $120,000 divided by the closing sales price of our common stock on the grant date, vesting in three equal annual installments; and

46	2024 Proxy Statement

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

•

an annual restricted stock unit award covering the number of shares equal to $90,000 divided by the closing sales price of our common stock on the date of the applicable annual meeting, vesting on the earlier of (i) the one-year anniversary of the date of grant; and (ii) the day before the next annual meeting.

Each non-employee director may elect to convert his or her cash compensation under the compensation policy into an award of restricted stock units, which we refer to as the retainer grant. If a non-employee director timely makes this election, each such retainer grant will be automatically granted on the first business day following the date the corresponding cash compensation otherwise would be paid under the policy and will cover a number of shares of our common stock equal to (A) the aggregate amount of the corresponding cash compensation otherwise payable to the non-employee director divided by (B) the closing sales price per share of our common stock on the date the corresponding cash compensation otherwise would be paid (or, if such date is not a business day, on the first business day thereafter), rounded down to the nearest whole share. In addition, each retainer grant will be fully vested on the grant date.

Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2023. Directors who are also our employees (that is, Mr. Diez-Canseco and Mr. O’Hayer) receive no additional compensation for their service as directors and are not set forth in the table below.

NAME	FEES EARNED OR PAID IN CASH ($)		STOCK AWARDS ($)(2)(3)	OPTION AWARDS ($)(3)	TOTAL ($)
Kofi Amoo-Gottfried	52,500		90,012	—	142,512
Glenda Flanagan	57,500		90,012	—	147,512
Kelly J. Kennedy	75,000		90,012	—	165,012
Karl Khoury	80,000	(1)	90,012	—	170,012
Denny Marie Post	77,500		90,012	—	167,512
Gisel Ruiz	67,500		90,012	—	157,512
(1)

Fees paid to Mr. Khoury include a one-time payment of $15,000 approved by our Nominating and Corporate Governance Committee to compensate Mr. Khoury for his services advising the management team in connection with strategic initiatives.

(2)

The amounts shown for stock awards represent the aggregate grant date fair value of the awards granted to our non-employee directors during the years indicated as computed in accordance with ASC 718. See Note 2 “Summary of Significant Accounting Policies” to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our awards. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the awards, the exercise of the stock options or the sale of the common stock underlying such awards.

(3)	The following table provides information regarding the aggregate number of stock and option awards granted to our non-employee directors that were outstanding as of December 31, 2023:

NAME	STOCK AWARDS (#)	OPTION AWARDS (#)
Kofi Amoo-Gottfried	7,682	—
Glenda Flanagan	6,086	—
Kelly J. Kennedy	6,086	26,141
Karl Khoury	6,086	—
Denny Marie Post	6,086	26,141
Gisel Ruiz	6,086	17,136

2024 Proxy Statement	47

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Stock Ownership Guidelines

In order to further align the interests of our leadership with those of our stockholders and advance our commitment to sound corporate governance, our Board implemented in 2022 stock ownership guidelines for our officers and directors. Under our guidelines, officers on our Senior Leadership Team and directors are expected to own shares of Company stock based on a multiple of base salary (for officers) or annual cash retainer (for non-employee directors). Our Chief Executive Officer and Executive Chairperson are expected to own shares valued at least three times their base salary, other officers are expected to own shares with value at least equal to their base salary, and non-employee directors are expected to own shares valued at least three times their annual cash retainer. Stock options and any unvested performance shares are not included as shares held for the purposes of our stock ownership guidelines. The guidelines establish a five-year deadline for covered individuals to meet the ownership requirements. As of April 19, 2024, each of our officers and directors was in compliance with the required ownership levels in advance of the deadline. Our stock ownership guidelines are overseen by our Compensation Committee (as applicable to officers) and Nominating and Corporate Governance Committee (as applicable to directors).

Incentive Compensation Recoupment Policy

In November 2023, our Board adopted the Vital Farms, Inc. Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

48	2024 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)(#)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)(#)
Equity compensation plans approved by security holders:
2013 Incentive Plan	2,508,249	4.58	—(1)
2020 Equity Incentive Plan	1,977,612	14.15(2)	11,200,932(3)
2020 Employee Stock Purchase Plan (“ESPP”)	—	—	2,112,394(4)
Equity compensation plans not approved by security holders	—	—	—
Total	4,485,861		13,313,326
(1)

Following the adoption of the 2020 Plan, no additional stock awards have been or will be granted under the 2013 Plan. Any shares becoming available under the 2013 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2020 Plan.

(2)

The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account shares of common stock underlying restricted stock units, which are reflected in column (a) and which have no exercise price.

(3)

The number of shares of common stock reserved for issuance under the 2020 Plan will automatically increase on January 1 of each year by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2020 Plan, the number of shares available under the 2020 Plan was increased by 1,667,385 shares effective January 1, 2024.

(4)

The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year by the lesser of (i) 1% of the outstanding number of shares of common stock on the immediately preceding December 31 and (ii) 900,000, or such lesser number of shares as determined by the Company’s Board. Pursuant to the terms of the ESPP, the number of shares available under the ESPP increased by 416,846 shares effective January 1, 2024.

50	2024 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS

HAPPY HENS
TENDED BY HAND
PASTURE
EST. 2007
Vital
FARMS
RAISED
Made with FRESH AIR and SUNSHINE
ON SMALL FAMILY FARMS
ETHICAL EGGS
12 LARGE EGGS · GRADE A
TENDED BY HAND ON SMALL FAMILY FARMS
PASTURE-RAISED
Freedom to FORAGE OUTDOORS YEAR ROUND
12 LARGE
At Vital Farms, our purpose is to improve the lives of people, animals & the planet through food.

TRANSACTIONS WITH RELATED PERSONS

Below are the related party transactions since December 26, 2022 to which we have been a party or will be a party, other than compensation, termination, change in control and other arrangements, which are described in the sections titled “Executive Officer and Director Compensation,” in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Certain Related-Party Transactions

Agreements with Sandpebble Builders Preconstruction

We have entered into consulting contracts with Sandpebble Builders Preconstruction, Inc. and Sandpebble South, Inc. (“Sandpebble”) for project management services for our initial construction of Egg Central Station, including in relation to design, procurement, scheduling, site control and certifications, as well as similar project management services in connection with our expansion of Egg Central Station and our next planned egg packing facility. Our contract with Sandpebble for services related to our next egg packing facility was awarded after a competitive bidding process. Victor Canseco, the owner and principal of Sandpebble, is the father of Russell Diez-Canseco, our President, Chief Executive Officer and a member of our Board. Pursuant to our consulting agreements with Sandpebble, we paid Sandpebble approximately $1,037,000 in the fiscal year ended December 31, 2023.

Arrangements with Directors and Executive Officers

See the sections titled “Executive Officer and Director Compensation—Director Compensation” and “Executive Officer and Director Compensation—Executive Officer Compensation” for additional information regarding our compensatory arrangements with our directors and executive officers.

Indemnification Agreements

We provide indemnification for its directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. Our amended and restated bylaws will also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

52	2024 Proxy Statement

BANK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of April 19, 2024 by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options and warrants that are currently exercisable within 60 days of April 19, 2024. Options to purchase shares of our common stock that are exercisable within 60 days of April 19, 2024 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 42,135,786 shares of our common stock outstanding as of April 19, 2024. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF SHARES BENEFICIALLY OWNED

5% Stockholders:

BlackRock, Inc.(1)	4,482,283	10.6%

Jason Jones(2)	2,805,620	6.7%

William Blair Investment Management, LLC(3)	2,425,673	5.8%

Directors and Named Executive Officers:

Russell Diez-Canseco(4)	1,489,985	3.4%

Thilo Wrede(5)	36,062	*

Jason Dale(6)	495,481	1.2%

Matthew O’Hayer(7)	9,501,481	22.4%

Kofi Amoo-Gottfried(8)	23,127	*

Glenda Flanagan(9)	25,839	*

Kelly J. Kennedy(10)	51,980	*

Karl Khoury(11)	155,069	*

Denny Marie Post(12)	46,480	*

Gisel Ruiz(13)	51,975	*

All current executive officers and directors as a group (14 persons)(14)	12,274,518	27.6%
*	Represents beneficial ownership of less than 1%.
(1)

The information shown is as of December 31, 2023 and is based on a Schedule 13G/A filed by BlackRock, Inc. on January 24, 2024. The address of BlackRock, Inc. is 55 East 52nd Street New York, New York 10055.

(2)

The information shown is as of December 31, 2023 and is based on a Schedule 13G/A filed by Mr. Jones on February 13, 2024. Consists of (i) 691,109 shares held by The MIPOTH-C Trust, formed 8/31/2018, of which Mr. Jones is trustee, (ii) 691,110 shares held by The MIPOTH-J Trust, formed 8/31/2018, of which Mr. Jones is trustee, and (iii) 1,423,401 shares held by The NANAPA Trust, formed 7/25/2018, of which Mr. Jones is trustee.

(3)

The information shown is as of December 31, 2023 and is based on a Schedule 13G filed by William Blair Investment Management, LLC on February 12, 2024. Shares are acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. William Blair Investment Management, LLC has sole voting power over 1,929,961 of such shares and sole dispositive power over 2,425,673 of such shares. The address of William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, IL 60606.

54	2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(4)

Includes (i) 1,187,727 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 19, 2024 and (ii) 61,500 shares that Mr. Diez-Canseco may acquire from Mr. O’Hayer upon exercise of a call option pursuant to an agreement between Mr. O’Hayer and Mr. Diez-Canseco, which is immediately exercisable.

(5)	Includes 29,069 shares underlying outstanding options that are immediately exercisable or will be exercisable within 60 days of April 19, 2024.
(6)	Includes 471,761 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 19, 2024.
(7)

Includes (i) 316,704 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 19, 2024, (ii) 61,500 shares that are transferable upon exercise of a call option held by Russell Diez-Canseco, and (iii) 1,742,000 shares held by Catherine Stewart (based on a Schedule 13G/A filed by Ms. Stewart on February 13, 2024) over which Mr. O’Hayer has sole voting control pursuant to a voting agreement between Ms. Stewart and Mr. O’Hayer.

(8)	Includes 6,086 shares issuable upon settlement of restricted stock units within 60 days of April 19, 2024.
(9)	Includes 6,086 shares issuable upon settlement of restricted stock units within 60 days of April 19, 2024.
(10)

Includes (i) 26,141 shares underlying options that are immediately exercisable or will be immediately exercisable within 60 days of April 19, 2024 and (ii) 6,086 shares issuable upon settlement of restricted stock units within 60 days of April 19, 2024.

(11)	Includes 6,086 shares issuable upon settlement of restricted stock units within 60 days of April 19, 2024.
(12)

Includes (i) 26,141 shares underlying options that are immediately exercisable or will be immediately exercisable within 60 days of April 19, 2024 and (ii) 6,086 shares issuable upon settlement of restricted stock units within 60 days of April 19, 2024.

(13)

Includes (i) 17,136 shares underlying options that are immediately exercisable or will be immediately exercisable within 60 days of April 19, 2024 and (ii) 6,086 shares issuable upon settlement of restricted stock units within 60 days of April 19, 2024.

(14)

Includes (i) 2,374,065 shares underlying options that are immediately exercisable or will be exercisable within 60 days of April 19, 2024 and (ii) 38,962 shares issuable upon settlement of restricted stock units within 60 days of April 19, 2024.

2024 Proxy Statement	55

HOUSEHOLDING OF PROXY MATERIALS AND OTHER MATTERS

HAPPY HENS
TENDED BY HAND
PASTURE
Made with FRESH AIR SUNSHINE
EST. 2007
Vital FARMS®
12 LARGE EGGS · GRADE A

HOUSEHOLDING OF PROXY MATERIALS AND OTHER MATTERS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Vital Farms, Inc. Direct your written request to Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704, Attn: Corporate Secretary, or email investors@vitalfarms.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

Joanne Bal
Corporate Secretary

April 29, 2024

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.vitalfarms.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is also available without charge upon written request to our Corporate Secretary via email at investors@vitalfarms.com.

2024 Proxy Statement	57

ANNEX A – RECONCILIATION OF NON-GAAP AND GAAP FINANCIAL MEASURES

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) (benefit) or provision for income taxes as applicable; (3) stock-based compensation expense; (4) interest expense; (5) change in fair value of contingent consideration; (6) interest income; (7) the costs related to the discontinuation of our convenient breakfast product line; and (8) the costs related to the dissolution of the Ovabrite, Inc. variable interest entity. We believe the costs directly related to the convenient breakfast exit and dissolution of Ovabrite, Inc. should be excluded as they are unlikely to recur. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not include costs related to the discontinuation of our convenient breakfast product line; (5) they do not include costs related to the dissolution of the Ovabrite, Inc. variable interest entity; (6) they do not reflect other non-operating expenses, including interest expense; (7) they do not consider the impact of any contingent consideration liability valuation adjustments; and (8) they do not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income and a reconciliation of Adjusted EBITDA Margin to net income margin, the most directly comparable financial measures stated in accordance with GAAP for each measure, for the 14-week, 13-week, 53-week and 52-week periods presented.

2024 Proxy Statement	A-1

ANNEX A – RECONCILIATION OF NON-GAAP AND GAAP FINANCIAL MEASURES

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

	14-WEEKS ENDED	13-WEEKS ENDED	53-WEEKS ENDED	52-WEEKS ENDED
	DECEMBER 31, 2023	DECEMBER 25, 2022	DECEMBER 31, 2023	DECEMBER 25, 2022
	(IN THOUSANDS)		(IN THOUSANDS)
Net income	$7,210	$1,865	$25,566	$1,230
Depreciation and amortization(1)	3,194	1,870	10,490	5,761
Stock-based compensation expense	1,915	1,542	7,417	6,040
Costs related to our exit of the convenient breakfast product line	—	—	—	2,341
Dissolution of Ovabrite, Inc.	—	—	—	122
Income tax provision	2,351	1,833	6,635	1,601
Interest expense	268	87	782	114
Change in fair value of contingent consideration(2)	—	—	—	19
Interest income	(1,044)	(340)	(2,542)	(992)
Adjusted EBITDA	$13,894	$6,857	$48,348	$16,236
Net revenue	$135,811	$110,081	$471,857	$362,050
Net income margin(3)	5.3%	1.7%	5.4%	0.3%
Adjusted EBITDA Margin(4)	10.2%	6.2%	10.2%	4.5%
(1)	Amount also includes finance lease amortization.
(2)	Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs.
(3)	Net income (loss) margin is calculated by dividing net income (loss) by net revenue.
(4)	Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenue.

A-2	2024 Proxy Statement

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Vital Farms, Inc. Annual Meeting of Stockholders For stockholders of record as of April 19, 2024 Wednesday, June 12, 2024 9:00 AM, Central Time Annual Meeting to be held live via the internet. Please visit www.proxydocs.com/VITL for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Central Time, June 12, 2024. Internet: www.proxypush.com/VITL • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-291-7284 • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting by 05:00 PM Central Time, on June 11, 2024 at www.proxydocs.com/VITL This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Matthew O’Hayer, Russell Diez-Canseco and Joanne Bal (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Vital Farms, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND “FOR” PROPOSAL 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Vital Farms, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND “FOR” PROPOSAL 2 BOARD OF DIRECTORS RECOMMENDS PROPOSAL YOUR VOTE 1. To elect the two nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term. 1.01 Kofi Amoo-Gottfried 1.02 Karl Khoury 2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024. NOTE: To conduct any other business properly brought before the meeting or any adjournment or postponement thereof. FOR WITHHOLD FOR AGAINST ABSTAIN FOR FOR FOR You must register to attend the meeting by 05:00 PM, Central Time on June 11, 2024 at www.proxydocs.com/VITL Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide the full name of the corporation or partnership and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date